EXHIBIT 99.1

DAVIDsTEA Confirms Voluntary Delisting from Nasdaq

- DAVIDsTEA to cease trading on Nasdaq at the close of market on Friday, April 14, 2023

- DAVIDsTEA to continue trading on the TSX Venture Exchange

MONTREAL, April 13, 2023 - DAVIDsTEA Inc. (Nasdaq: DTEA) (“DAVIDsTEA” or the “Company”), a leading tea merchant in North America, confirms that it is voluntarily delisting from The Nasdaq Global Market (“Nasdaq”) and that its common shares will stop trading on Nasdaq at the close of market on Friday, April 14, 2023.

As previously announced, DAVIDsTEA commenced trading on the TSX Venture Exchange (“TSXV”) on Monday, April 3, 2023 under the ticker symbol “DTEA”. After April 14, 2023, DAVIDsTEA will be listed only on the TSXV, where its shares trade in Canadian dollars. Shareholders in the United States and other U.S. investors are able to trade DAVIDsTEA through the facilities of the TSXV.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

About DAVIDsTEA

DAVIDsTEA offers a specialty branded selection of high-quality loose-leaf teas, pre-packaged teas, tea sachets, tea-related accessories and gifts through its e-commerce platform at www.davidstea.com, the Amazon Marketplace, its wholesale customers which include over 3,800 grocery stores and pharmacies, and 18 company-owned stores across Canada. The Company offers primarily proprietary tea blends that are exclusive to the Company, as well as traditional single-origin teas and herbs. The team’s passion for and knowledge of tea permeates the Company’s culture and is rooted in an excitement to explore the taste, health and lifestyle elements of tea. With a focus on innovative flavours, wellness-driven ingredients and organic tea, the Company launches seasonally driven “collections” with a mission of making tea fun and accessible to all. The Company is headquartered in Montréal, Canada.

Caution Regarding Forward-Looking Statements

This press release includes statements that express our opinions, expectations, beliefs, plans or assumptions regarding future events or future results and there are, or may be deemed to be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). The following cautionary statements are being made pursuant to the provisions of the Act and with the intention of obtaining the benefits of the “safe harbor” provisions of the Act. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes”, “expects”, “may”, “will”, “should”, “approximately”, “intends”, “plans”, “estimates” or “anticipates” or, in each case, their negatives or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts and include statements regarding the expected timing for delisting the Company’s common shares from Nasdaq.

While we believe these opinions and expectations are based on reasonable assumptions, such forward-looking statements are inherently subject to risks, uncertainties and assumptions about us, including the risk factors as set forth in our Annual Report on Form 10-K for our fiscal year ended January 29, 2022, filed with both the United States Securities and Exchange Commission (the “SEC”) and with the Autorité des marchés financiers, on April 29, 2022 in our Quarterly Report on Form 10-Q for the three-month period ended April 30, 2022, filed with the SEC on June 14, 2022, in our Quarterly Report on Form 10-Q for the three and six month periods ended July 30, 2022, filed with the SEC on September 13, 2022, and our Quarterly Report on Form 10-Q for the three and nine-month periods ended October 29, 2022, filed with the SEC on December 13, 2022.

These statements are based upon information available to the Company as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and these statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially-available relevant information. In light of these risks, uncertainties and assumptions, investors are cautioned not to unduly rely upon these statements.

Except as required under federal securities laws and the rules and regulations of the SEC, we do not have any intention to update any forward-looking statements to reflect events or circumstances arising after the date of this press release, whether as a result of new information, future events or otherwise.

Investor Contact
Maison Brison Communications
Pierre Boucher
514-731-0000
investors@davidstea.com